Exhibit 99.1

NovaBay Pharmaceuticals Announces Approval of All Proposals at its 2024 Annual Meeting of Stockholders and Provides Other Corporate Updates

Announces a 1-for-35 Reverse Stock Split and  Receipt of NYSE American Notice Regarding Stockholders’ Equity

EMERYVILLE, Calif. (May 29, 2024) – NovaBay® Pharmaceuticals, Inc. the “Company”) (NYSE American: NBY) announces that a quorum was reached and that all proposals in the Company’s Definitive Proxy Statement filed on April 18, 2024 with the Securities and Exchange Commission (the “SEC”) were approved by stockholders at its 2024 Annual Meeting of Stockholders held on May 28, 2024. Among the proposals, stockholders approved a reverse stock split and authorized the Company’s Board of Directors to determine the specific split ratio and effective date.

“We thank stockholders for their support in approving all proposals during our annual meeting,” said Justin Hall, NovaBay’s CEO. “The approval of these proposals allows us to move forward with several strategic initiatives meant to help us regain compliance with NYSE American’s continued listing standards and grow our business. We believe the anticipated increased market price resulting from the reverse split will improve the marketability and liquidity of our stock and could encourage additional interest and trading.”

Reverse Stock Split

The Company’s Board of Directors has authorized a 1-for-35 reverse stock split of all outstanding shares of common stock of the Company. The Company anticipates that the 1-for-35 reverse stock split will be effective as of 4:15 p.m. New York City time on Thursday, May 30, 2024, and that the Company's common stock will begin trading on a split-adjusted basis on Friday, May 31, 2024.

The effect of the reverse stock split will be to combine every 35 shares of outstanding Company common stock into 1 share of common stock. The reverse stock split will not reduce the number of authorized shares of common stock or authorized shares of preferred stock or change the par values of the Company’s common stock or preferred stock.

The Company will issue an additional whole share to all holders who would otherwise receive a fractional share of common stock. Except for adjustments resulting from the treatment of fractional shares, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

All outstanding options, restricted stock awards, warrants, preferred stock, convertible debentures and other Company securities entitling their holders to purchase, exercise, convert or otherwise receive shares of common stock will be adjusted as a result of the reverse stock split, as required by the terms of each security.

The Company expects that the reverse stock split will increase the per-share price of its common stock, which the Company believes will enable it to comply with the NYSE American's continued-listing requirement relating to the price of its common stock. The Company's trading symbol of “NBY” will not change as a result of the reverse stock split; however, a new CUSIP number has been assigned: 66987P 409.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 40,309,991 shares to approximately 1,151,715 shares (prior to rounding). Because the reverse stock split will not reduce the number of authorized shares of common stock, the effect of the reverse stock split will be to increase the number of common shares available for issuance relative to the number of common shares issued and outstanding. The reverse stock split will not modify any voting rights or other terms of the common stock.

Computershare Inc. is acting as the exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders with physical certificates regarding the process for exchanging their pre-split stock certificates for post-split shares. Computershare can be reached at (800) 962-4284. For additional information regarding the reverse stock split, please refer to NovaBay’s Current Report on Form 8-K filed with the SEC today, May 29, 2024.

NYSE American Notice Regarding Stockholders’ Equity

The Company also announces that on May 28, 2024 it received notice from the NYSE American that it is not in compliance with Section 1003(a)(i) of the NYSE American Company Guide requiring stockholders’ equity of $2.0 million or more if the Company has reported losses from continuing operations and/or net losses in two of the three most recent fiscal years.

In a press release dated April 19, 2024, the Company announced notification by the NYSE American on April 18, 2024 that it was not in compliance with the minimum stockholders’ equity requirement of Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide requiring stockholders’ equity of $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years, and $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively.

On May 8, 2024, the Company submitted its plan to regain compliance to NYSE American. The Company is subject to the requirements in the April and May notice and if the Company is not in compliance with all of the stockholders’ equity standards by October 18, 2025 or does not make substantial progress consistent with its compliance plan, then the NYSE American staff will initiate delisting proceedings, as appropriate.

Form 10-K - Going Concern

The Company also announces that, as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 26, 2024 and amended on March 29, 2024, the audited financial statements contained an unqualified audit opinion from its independent registered public accounting firm that included an explanatory paragraph related to the Company’s ability to continue as a going concern. This announcement is made pursuant to NYSE American Company Guide Section 610(b), which requires public announcement of the receipt of an audit opinion containing a going concern paragraph. This announcement does not represent any change or amendment to the Company’s financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2023.

About NovaBay Pharmaceuticals, Inc.:

NovaBay’s leading product Avenova® Antimicrobial Lid & Lash Solution is often prescribed by eyecare professionals for blepharitis and dry-eye disease and is available directly to consumers through online distribution channels such as Amazon.com. It is clinically proven to kill a broad spectrum of bacteria to help relieve the symptoms of bacterial dry eye, yet is non-irritating and completely safe for regular use. NovaBay offers a full portfolio of scientifically developed products for each step of the standard dry eye treatment regimen, including the Avenova Eye Health Support antioxidant-rich oral supplement, Avenova Lubricating Eye Drops for instant relief, Avenova Warm Eye Compress to soothe the eyes and the i-Chek by Avenova to monitor physical eyelid health. The Avenova Allograft, an amniotic tissue prescription-only product, is available through eyecare professionals in the United States.

NovaBay Pharmaceuticals Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management's current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our business strategies and prospects, expected future financial results (including our ability to continue as a going concern), the impact of the reverse stock split, and the Company's ability to regain compliance with the continued listing requirements of the NYSE American. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the SEC, especially under the heading “Risk Factors,” and in the definitive proxy statement filed by NovaBay with the SEC, especially under the heading “Proposal Five: The Reverse Stock Split Proposal - Risks Relating to the Reverse Stock Split.” The forward-looking statements in this press release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com

Avenova.com

NovaBay Contact

Justin Hall

Chief Executive Officer and General Counsel

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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